UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

current report

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2023

SELECT MEDICAL HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34465	20-1764048
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034

Mechanicsburg, PA 17055

(Address of Principal Executive Offices) (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SEM	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether either registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if either registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Co-Presidents

On September 7, 2023, Select Medical Holdings Corporation, a Delaware corporation (“Select”), announced the appointments of John A. Saich, 55, and Thomas P. Mullin, 39, as Co-Presidents, effective October 1, 2023. David Chernow will no longer serve as President of Select as of October 1, 2023, but will continue to serve as Chief Executive Officer.

A 26-year veteran of Select, Mr. Saich most recently served as Executive Vice President and Chief Administrative Officer overseeing Select’s Outpatient Rehabilitation Division and Shared Services operations. During his tenure at Select, Mr. Saich has guided Select through successful growth and transition serving in a variety of senior operational and human resources leadership roles.

Since joining Select in 2008, Mr. Mullin has held operational leadership positions of increasing responsibility within the Critical Illness Recovery Hospital Division, including President. In 2018, his role expanded to the Inpatient Rehabilitation Hospital Division, serving as Chief Operating Officer. That post was followed by his appointment to Executive Vice President of Hospital Operations, including oversight of both divisions.

Mr. Saich’s annual base salary since January 1, 2022 has been $600,000 and he has received grants of 75,000 shares of restricted stock per year in each of 2022 and 2023, which were subject to three-year cliff vesting.

Mr. Mullin’s annual base salary since January 1, 2022 has been $561,000 and he has received grants of 75,000 shares of restricted stock per year in each of 2022 and 2023, which were subject to three-year cliff vesting.

There is no arrangement or understanding between Mr. Saich or Mr. Mullin and any other person pursuant to which Mr. Saich or Mr. Mullin is to be selected as an officer of Select that would require disclosure under Item 401(b) of Regulation S-K. Additionally, there is no family relationship between Mr. Saich or Mr. Mullin and any other person that would require disclosure under Item 401(d) of Regulation S-K.

Chief Financial Officer

On September 7, 2023, Select also announced the appointment of Michael F. Malatesta, 54, as the Chief Financial Officer of Select, effective October 1, 2023. Martin F. Jackson will no longer serve as Chief Financial Officer of Select as of October 1, 2023, but will continue to serve as Senior Executive Vice President of Strategic Finance and Operations.

Prior to his appointment as Chief Financial Officer of Select, Mr. Malatesta served as Senior Vice President of Finance of Select since November 2013. Mr. Malatesta is a certified public account and has served in various financial and accounting roles at Select since 1999.

Mr. Malatesta’s annual base salary was $509,858 in 2022 and is currently $535,343. Mr. Malatesta received a cash bonus of $265,123 for services performed in the 2022 fiscal year and he has received grants of 25,000 shares of restricted stock per year in each of 2022 and 2023, which were subject to four-year cliff vesting.

There is no arrangement or understanding between Mr. Malatesta and any other person pursuant to which Mr. Malatesta is to be selected as an officer of Select that would require disclosure under Item 401(b) of Regulation S-K. Additionally, there is no family relationship between Mr. Malatesta and any other person that would require disclosure under Item 401(d) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On September 7, 2023, Select issued a press release, among other things, announcing the appointment of Mr. Saich and Mr. Mullin as Co-Presidents and Mr. Malatesta as Chief Financial Officer of Select. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01 in this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release, dated as of September 7, 2023, of Select Medical Holdings Corporation.

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION

Dated: September 7, 2023	By:	/s/ Michael E. Tarvin
	Name:	Michael E. Tarvin
	Title:	Executive Vice President, General Counsel and Secretary